                                                                  EXHIBIT 10.80


                              EMPLOYMENT AGREEMENT

    This Employment Agreement made this 1st day of April, 1995, ("Agreement") between Compuware Corporation, its subsidiaries and affiliates, ("Company") and Laura Fournier ("Executive").

Company and Executive hereby agree:

    1. EMPLOYMENT AND DUTIES.

    1.1 EMPLOYMENT BY COMPANY. Company agrees to employ Executive for the Employment Term as defined in Section 2, to render exclusive and full-time services to it in such capacity or capacities as the Company shall determine from time to time, and to perform faithfully and diligently such duties as the Company shall reasonably assign to Executive from time to time.

    1.2 OUTSIDE ACTIVITIES. Executive shall not engage in business activities other than those contemplated by Executive's duties for the Company unless approved in advance by Company and listed on Exhibit B.

    2. TERM OF EMPLOYMENT. The term of Executive's employment under this Agreement shall commence on the date hereof and shall end on the date listed on Exhibit A ("Employment Term") and, unless terminated by mutual agreement of the parties or as otherwise provided in this Agreement at any time before or after such date, shall be extended for one (1) year automatically from year to year on such date, provided Executive is not disabled.

    3. COMPENSATION.

    3.1 COMPENSATION. As compensation for all services to be rendered pursuant to this Agreement, Company shall pay Executive, during the Employment Term, a salary at the rate specified in Exhibit A hereto ("Annual Salary"), payable in accordance with the payroll policies of Company as from time to time in effect, less such deductions as are required to be withheld by applicable law, regulation or as is customary for Company employees.

    3.2 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Executive shall be permitted during the Employment Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension, profit sharing or similar benefit plan of Company which is from time to time available to the senior executives of Company substantially on the same terms as apply to such other senior executives of Company. During the Employment Term,

Executive shall also be afforded reasonable paid vacation time pursuant to vacation policies fixed by Company, or as otherwise provided in Exhibit A hereto.

    3.3 EXPENSES. Company shall pay or reimburse Executive for all reasonable business expenses actually incurred or paid by Executive during the Employment Term in accordance with its current expense reimbursement policy.

    3.4 ADDITIONAL COMPENSATION. In addition to the Annual Salary, Executive shall be entitled to receive such other benefits, stock options, and discretionary cash or stock bonuses, as the Board of Directors may from time to time, in its sole discretion, approve or which are otherwise specifically set forth in Exhibit A hereto

    4. TERMINATION.

    4.1 TERMINATION UPON DEATH. If Executive dies during the Employment Term, the Employment Term and this Agreement shall automatically terminate, except that Executive's legal representatives and/or beneficiaries shall be entitled to receive compensation hereunder at the rate of Executive's Annual Salary as in effect on the date of his death, for a period ending as provided in Exhibit A hereto.

    4.2 TERMINATION UPON DISABILITY. If during the Employment Term, Executive shall, by reason of injury or illness, become physically or mentally disabled, whether totally or partially, so that he or she is unable substantially to perform his or her services hereunder for a period of twelve consecutive months, Company may at any time after the last day of the twelfth consecutive month of disability, by notice to Executive, terminate the Employment Term. The determination of a disability and the commencement date thereof shall be by the Board of Directors of Company or, at the election of Executive or the Board, by two (2) qualified physicians agreed upon by Executive and the Board. Notwithstanding termination because of disability, Company shall continue to pay Executive compensation hereunder at the rate of his or her Annual Salary as in effect on the date of such termination, for a period ending as provided in Exhibit A hereto. If Executive returns to employment, and within six (6) months, again becomes disabled, the subsequent disability shall be considered a continuation of the original disability for determining the twelve month period of disability. During any period of disability of Executive, the Company's salary continuation obligation shall be reduced by the amount of any proceeds of disability insurance received by Executive which is payable pursuant to any policy of disability insurance for which the Company has paid or pays the premium in whole or in part.

    4.3 TERMINATION OF EMPLOYMENT TERM FOR CONVENIENCE. Notwithstanding any provision of this Agreement to the contrary other than the provisions of Section
4.2 relating to disability of Executive, Company reserves the right to terminate the Employment Term for its convenience. If the Employment Term is terminated for the convenience of Company, Company shall continue to pay Executive compensation hereunder at the rate of his Annual Salary as in effect on the date of termination, for a period ending as provided in Exhibit A hereto.

    4.4 TERMINATION OF EMPLOYMENT TERM FOR CAUSE. If Executive (i) materially breaches affirmative or negative covenants or undertakings contained in this Agreement, or (ii) materially neglects his duties hereunder; then, in any such case, Company may at any time by notice pursuant to Section 6.1 to Executive immediately terminate the Employment Term and Executive shall have no right to receive any compensation or benefit hereunder after the last day of the month in which falls the effective date of such notice. For purposes hereof, the phrase "materially neglects his duties" shall be interpreted by reference to the standard applicable to executives holding similar positions in businesses owned by public investors.

    4.5 SALARY CONTINUATION. Company's salary continuation obligation under paragraphs 4.2 and 4.3 shall be reduced by the amount of compensation received by Executive from any and all employment during the Period of Company's salary obligation.

5. CERTAIN COVENANTS OF EXECUTIVE.

    5.1 COVENANTS AGAINST COMPETITION. Executive acknowledges that (i) the principal business of Company is the development, perfection, commercial exploitation, marketing, licensing and maintenance of computer software and provision of technical services in software development and maintenance on a contract basis; (ii) such business is national and international in scope; and
(iii) Executive's work with Company will bring Executive into close contact with many confidential affairs of Company not readily available to the public. In order to induce Company to enter into this Agreement, Executive covenants and agrees that:

        5.1.1 NON-COMPETE. During Executive's Employment Term, and for a period of one (1) year after the termination of the Employment Term (the "Restricted Period"), Executive shall not in the United States of America or in any foreign country, directly or indirectly, as an owner, stockholder, partner, associate, agent, employee, consultant, co-venturer, controlling creditor, owner, or representative, engage in or take any action in or participate with any person engaged in any business competitive with that then engaged in by Company; provided, that the restrictions contained in this Section 5.1.1 shall not apply to any business activity abandoned or disposed of by Company, or to any activity authorized or sanctioned in writing by Company; and provided, further, that Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or over the counter if Executive (i) is not a controlling person of, or a member of a group which controls, such person or
(ii) does not, directly or indirectly, own 1% or more of any class of securities of such person except as described on Exhibit B.

             5.1.2 NEW DEVELOPMENTS. During the Employment Term, Executive will promptly disclose to Company any and all improvements, inventions, discoveries, innovations, systems, techniques, ideas, processes, programs, enhancements and other items which were made or conceived by Executive, alone or with others, ("New Developments") which are part of Company's business. Executive further agrees that all New Developments shall be and remain the exclusive property of Company and that Executive will, at Company's request, and without additional compensation, do all lawful things necessary to insure Company's ownership of such New Developments, including without limitation the assigning and transferring to Company and its assigns all of Executive's rights, title and interest in and to such New Developments. All work done for Company by Executive shall be "work for hire". This includes work performed during normal business hours and after business hours, whether performed on Company's premises or elsewhere.

             5.1.3 CONFIDENTIAL INFORMATION. During the Employment Term and at all times thereafter, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of Executive or other persons except in connection with the business and affairs of Company, all Confidential Information and Materials of Company. For this purpose, the phrase "Confidential Information and Materials" refers to all information belonging to or used by Company, or Company's customers, relating to internal operations, procedures and policies, business strategies, pricing, billing information, financial information, personnel information, customer contacts, clients, sales lists, employee lists, technology, software source codes, programs, costs, employee compensation, marketing plans, developmental plans, computer programs. computer systems, inventions, developments, and trade secrets of every kind and character. Confidential Information and Materials shall not include that which is: now in or subsequently comes into the public domain without breach of this Agreement; known to Executive prior to the receipt of such information and materials disclosed by Company, independently developed by Executive; disclosed by Executive with the prior written approval of Company; disclosed by Company to a third party without restrictions; or becomes known to Executive without breach of this Agreement from a third party. Executive shall not disclose such Confidential Information and Materials to anyone inside or outside of Company, except as required in the course of performing duties hereunder or with Company's prior express written consents.

             5.1.4 PROPERTY OF COMPANY. All memoranda, notes, lists, records, files and other documents (and all copies thereof) made or compiled by Executive or made available to Executive during Executive's employment by Company concerning the business of Company is and shall be Company's property, the use of which is available to Executive solely pursuant to a limited non-exclusive license granted by this Agreement, and shall be delivered to Company promptly upon the termination of Executive's employment with Company or at any other time upon request by Company.

             5.1.5 EMPLOYEES OF COMPANY. During the Employment Term and the Restricted Period; Executive shall not, directly or indirectly, knowingly hire, solicit or encourage to leave the employment of Company any employee of Company, or hire any person who has left the employment of Company, within one year of the termination of the Restricted Period except for employees terminated or laid off by Company.

    5.2 RIGHTS AND REMEDIES UPON BREACH. If Executive breaches, or threatens to commit a breach of, any of the provisions of Section 5.1 ("Restrictive Covenants"), Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Company under law or in equity:

             5.2.1 SPECIFIC PERFORMANCE. The right and remedy to have Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Company and that money damages will not provide an adequate remedy to Company. To facilitate this
Section 5.2.1, Executive
consents to the entry of a temporary restraining order by any court of competent jurisdiction immediately upon commencement of an action therein without prior notice to Executive.

             5.2.2 ACCOUNTING. The Company shall have the right and remedy to require Executive to account for and pay over to Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to Company.

             5.2.3 LIQUIDATED DAMAGES. Executive agrees that it is difficult to determine a precise dollar amount for the solicitation and hiring of any Company employee or soliciting any Company customer or account contrary to this Agreement. As a result, Executive agrees to pay the sum of two Hundred Fifty Thousand ($250,000.00) Dollars as liquidated damages for each and every employee of Company solicited and/or hired. Also, Executive agrees to pay the sum of One Million ($1,000,000.00) Dollars for each and every customer or account solicited and/or contracted with contrary to this Agreement. Executive agrees that the sum of $250,000.00 represents Company's cost for recruiting, training, educating and replacing such employee. Executive further agrees that the sum of $1,000,000.00 represents Company's marketing costs and the cost of developing customer relations as well as lost revenue. Executive agrees that such liquidated damage provisions are in addition to Company's remedy of specific performance with respect to threatened or prospective breaches of Sections 5.1.1 and 5.1.5.

    5.3 SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

    5.4 BLUE-PENCILLING. If a court of competent jurisdiction construes any provision of the Restrictive Covenants to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced terms, such provision shall then be enforceable and shall be enforced.

    5.5 ENFORCEABILITY IN JURISDICTIONS. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the court of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of the Restrictive Covenants in such other respective jurisdictions, the Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6.  Other Provisions.

    6.1 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, by facsimile, or sent by express overnight courier, and shall be deemed given when so delivered personally, sent by facsimile, or sent, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

        (i) if to Company:

        Compuware Corporation
        31440 Northwestern Highway
        Farmington Hills, MI 48334
        Attention: President
        Facsimile Number: (810) 737-1822

        (ii) if to Executive:

        Laura Fournier
        3 14 Huntington
        Mt. Clemens, Michigan 48043

    6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

    6.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled or renewed, only by a written agreement between the parties. Failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

    6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be performed entirely within such State. The parties to this Agreement submit to the personal jurisdiction of the state and federal courts of the State of Michigan.

    6.5 ASSIGNMENT. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. Company may assign this Agreement and its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise, provided that the assignee assumes all obligations of Company hereunder. If assignee does not assume all the obligations of this Agreement, Company shall fulfill the obligations of this Agreement.

    6.6 TAKE-OVER. This Agreement shall be binding upon any party that acquires the Company's stock through any take-over action or tender offer.

    6.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    6.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    6.9 SURVIVAL. The terms of Sections 4 and 5 shall survive the termination of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   COMPUWARE CORPORATION

                                   By: John M. Abraham
                                       ---------------------------
                                   Its:  Executive Vice President
                                        --------------------------

                                   Laura L. Fournier
                                   -------------------------------
                                   Laura Fournier, Executive

                                    EXHIBIT A
                TO EMPLOYMENT AGREEMENT DATED AS OF APRIL 1, 1995


Executive:                Laura Fournier
Annual Salary:            $110,000

Vacation:                 Standard
Termination Date:         March 31, 1996

Salary Continuation:

   (a) After Termination for Convenience pursuant to Section 4.3: Payment of Salary until March 31, 1996.

   (b) After Expiration of Employment Term: Salary as of March 31, 1996 to be paid over one (1) year in twelve monthly installments.

Other Additional Compensation:

   (a) All stock options granted Executive during his or her employment shall continue to vest until the expiration of the Employment Term.

                         COMPUWARE CORPORATION
                         By: John M. Abraham
                            ---------------------------
                         Its:  Executive Vice President
                             --------------------------

                         Laura L Fournier
                         ------------------------------
                         Laura Fournier, Executive

This Exhibit A is effective April 1, 1995. It may be amended from time to time by an Exhibit A in similar form bearing a later effective date and the signatures of Company and Executive.

                                    EXHIBIT B
                TO EMPLOYMENT AGREEMENT DATED AS OF APRIL 1, 1995


Executive: Laura Fournier

Approved Outside Activities and Stock Ownership:


                                   COMPUWARE CORPORATION

                                   By: John M. Abraham
                                      ----------------------------
                                   Its: Executive Vice President
                                        --------------------------


                                   Laura Fournier
                                   -------------------------------
                                   Laura Fournier, Executive

This Exhibit B is effective April 1, 1995. It may be amended from time to time by an Exhibit B in similar form bearing a later effective date and the signatures of Company and Executive.

                                    EXHIBIT A
                TO EMPLOYMENT AGREEMENT DATED AS OF APRIL 1, 1995

Executive:                Laura Fournier

Annual Salary:            $120,000

Vacation:                 Standard

Termination Date:         March 31, 1997

Salary Continuation:

   (a) After Termination for Convenience pursuant to Section 4.3: Payment of Salary for a period of one (l) year from the date of Executive's termination of employment. Payment is to be made in twelve monthly installments.

   (b) After Expiration of Employment Term: Salary as of March 3l, l997 to be paid over one ( l ) year in twelve monthly installments.

Other Additional Compensation:

   (a) All stock options granted Executive during his or her employment shall continue to vest until the expiration of the Employment Term.

                                        COMPUWARE CORPORATION
                                         By Peter Karmanos
                                            ------------------------
                                         Its: Chairman and CEO
                                               ---------------------


                                         Laura Fournier, Executive
                                         ---------------------------
                                         Laura Fournier, Executive

This Exhibit A is effective April l, l996. It may be amended from time to time by an Exhibit A in similar form bearing a later effective date and the signatures of Company and Executive.